Registration No. 333-[]
_______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                  ZILOG, INC.
_______________________________________________________________________________
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
_______________________________________________________________________________
        (State or Other Jurisdiction of Incorporation or Organization)


                                  13-3092996
_______________________________________________________________________________
                     (I.R.S. Employer Identification No.)


                  532 Race Street, San Jose, California 95126
_______________________________________________________________________________
              (Address of Principal Executive Offices) (Zip Code)


                 ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan
_______________________________________________________________________________
                             (Full Title of Plan)

                               James M. Thorburn
                     Chairman and Chief Executive Officer
                                  ZiLOG, Inc.
                                532 Race Street
                          San Jose, California 95126
                                (408) 558-8500

                                  Copies to:

              Perry J. Grace                           Thomas J. Ivey
Vice President and Chief Financial Officer  Skadden, Arps, Slate, Meagher & Flom
                ZiLOG, Inc.                                  LLP
              532 Race Street                      525 University Avenue,
        San Jose, California 95126                       Suite 1100
              (408) 558-8500                     Palo Alto, California 94301
                                                       (650) 470-4500
_______________________________________________________________________________
                    (Name and Address for Agent of Service)

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

                                           CALCULATION OF REGISTRATION FEE
================================================================================================================

                                                                             Proposed
       Title Of                                   Proposed Maximum       Maximum Aggregate          Amount Of
   Securities To Be          Amount To Be        Offering Price Per       Offering Price        Registration Fee
      Registered              Registered             Obligation
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01          3,299,848 (1)            $3.39 (2)           $11,186,484 (1)            $ 0 (3)
per share par value,
to be issued under the
ZiLOG, Inc. 2002
Omnibus Stock
Incentive Plan, as
amended (the "Plan"):
=================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the
Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated as of August [25], 2003 pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities
Act"), solely for the purpose of calculating the registration fee.

(3) A filing fee in the amount of $45,540 previously paid by ZiLOG, Inc. in connection with the registration statement filed with the Commission on August 3, 2000 of which $42,230 remains available and is offset against the currently due filing fee of $890.


                                            ______________


                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The Securities and Exchange Commission requires us to "incorporate by reference" certain of our publicly filed documents. ZiLOG, Inc. hereby incorporates by reference, into this registration statement, the following documents:

         1. ZiLOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed on April 1, 2003;

         2. ZiLOG's Prospectus filed pursuant to Rule 424(b)(3) of the Securities Act, as filed on July 11, 2003;

         3. ZiLOG's Current Reports on Form 8-K filed April 23, 2003 and June 5, 2003;

         4. ZiLOG's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003, as filed on May 14, 2003 and August 13, 2003, respectively; and

         5. Form 10-12G, as filed on June 20, 2003 and as amended by Form 10-12G/A, filed on June 25, 2003.


         All documents subsequently filed by ZiLOG pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this registration statement, except as so modified or superseded.


Item 4. Description of Securities.

         Not applicable.


Item 5. Interests of Named Experts and Counsel.

         Not applicable.


Item 6. Indemnification of Directors and Officers.

         Section 102 of the General Corporation Law of the State of Delaware (the "DGCL"), as amended, allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that ZiLOG may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by ZiLOG or in ZiLOG's right) by reason of the fact that the person is or was a ZiLOG director, officer, agent or employee or is or was serving at ZiLOG's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by ZiLOG or in ZiLOG's right as well, but only to the extent of expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless the court believes that in light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of ZiLOG's board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         ZiLOG's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of ZiLOG directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         o for any breach of the director's duty of loyalty to ZiLOG or its stockholders;
         o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
         o under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or
         o for any transaction from which the director derived an improper personal benefit.

These provisions are permitted under Delaware law.

         ZiLOG's Amended and Restated Bylaws provide that it shall indemnify its directors and officers and its employees, who serve as an officer or director of any corporation at its request, to the fullest extent permitted by Delaware law.

         The indemnification provisions contained in ZiLOG's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, ZiLOG maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         See the Exhibit Index herein.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 29th day of August, 2003.

                                            ZILOG, INC.
                                            (Registrant)


                                            By: /s/ James M. Thorburn
                                               --------------------------------
                                                  James M. Thorburn
                                                  Chairman and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Thorburn and Perry J. Grace, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Name                          Title                                    Date


/s/ James M. Thorburn                Chairman, Chief Executive Officer           August 29, 2003
------------------------------       and Director
James M. Thorburn


/s/ Michael D. Burger                President and Director                      August 29, 2003
-----------------------------
Michael D. Burger


/s/ Perry J. Grace                   Vice President and Chief Financial          August 29, 2003
-----------------------------        Officer
Perry Grace


/s/ Joseph Colonnetta                Director                                    August 29, 2003
-----------------------------
Joseph Colonnetta


/s/ Federico Faggin                  Director                                    August 29, 2003
-----------------------------
Federico Faggin


/s/ Richard L. Sanquini              Director                                    August 29, 2003
-----------------------------
Richard L. Sanquini


                                 EXHIBIT INDEX

Exhibit
Number       Exhibit Description

3.1          Amended and Restated Certificate of Incorporation of ZiLOG, Inc.*

3.2          Amended and Restated Bylaws of ZiLOG, Inc.*

4.1          ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan, as amended.

5.1          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1         Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
             Exhibit 5.1).

23.2         Consent of Ernst & Young LLP, independent auditors.

23.3         Consent of KPMG LLP, independent auditors.

24.1         Power of Attorney (see signature page).


* Incorporated herein by reference to the item of the same name filed as an exhibit to the Company's registration statement on Form S-1 (File No. 333-98529) filed with the Commission on August 22, 2002.